                                             Filed pursuant to Rule 424(b)(3)
                                                          Reg. No. 333-37393


                    SUPPLEMENT NO. 2 DATED FEBRUARY 27, 1998
                      TO PROSPECTUS DATED OCTOBER 24, 1997

                            RURAL/METRO CORPORATION

                              SELLING STOCKHOLDERS

     The following table sets forth (i) the name of the Selling Stockholder, who received the shares of Common Stock in connection with acquisitions by the Company, (ii) the number of shares of Common Stock of the Company beneficially owned by the Selling Stockholder as of February 25, 1998, and (iii) the number of shares of Common Stock which the Selling Stockholder may offer and sell pursuant to this Prospectus.

                                                                                     NUMBER OF SHARES
                                                  NUMBER OF SHARES                   OF COMMON STOCK
                                                  OF COMMON STOCK                  WHICH MAY BE OFFERED
NAME                                                  OWNED(1)         PERCENT       PURSUANT HERETO
------------------------------------------------  ----------------     -------     --------------------
Robert E. Ramsey, Jr ...........................       520,000(2)        3.8%             275,000

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(1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 20,000 shares of Common Stock issuable upon exercise of stock options.